       As filed with the Securities and Exchange Commission on December 27, 1999
                                                 Registration Statement No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            DATA RETURN CORPORATION
             (Exact name of registrant as specified in its charter)

           Texas                                         75-2725988
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


                   222 West Las Colinas Boulevard, Suite 450
                              Irving, Texas 75039
          (Address of principal executive offices, including zip code)

                         1999 LONG-TERM INCENTIVE PLAN
                             1998 STOCK OPTION PLAN
                              EMPLOYMENT AGREEMENT
                           (Full titles of the Plans)

                              Sunny C. Vanderbeck
                            Chief Executive Officer
                           and Chairman of the Board
                            Data Return Corporation
                   222 West Las Colinas Boulevard, Suite 450
                              Irving, Texas 75039
                                 (972) 869-0770
           (Name, address and telephone number of agent for service)

                                    Copy to:
                                  Mark Gunnin
                        Vice President - General Counsel
                            Data Return Corporation
                   222 West Las Colinas Boulevard, Suite 450
                               Irving, Texas 75039

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================

Title of securities to be                       Amount to be              Proposed maximum offering         Proposed maximum

        registered                           registered(1)(2)(3)(4)          price per share(2)(3)    aggregate offering price(2)(3)

------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.001 per share        9,717,362 shares                    $9.63                    $93,536,858.13

====================================================================================================================================


================================
      Amount of
  registration fee (5)
--------------------------------
      $24,693.73
================================
(1) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.
(2) Includes associated rights to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share. Rights initially are attached to and trade with the common stock of the Registrant. The value attributable to the rights, if any, is reflected in the price of the common stock.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act") and calculated as the estimated weighted average maximum offering price per share based upon outstanding stock options to purchase 7,050,185 shares at an average price of $1.29 per share and an estimated offering price for the remaining 2,667,177 shares being registered based on the average of the high and low prices of the common stock reported on The Nasdaq National Market on December 20, 1999.
(4) Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of plan interests in the Registrant's 1997 Incentive Plan.
(5) Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
         ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

_____________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

   The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by reference in this Registration
Statement:

   (1) Prospectus dated October 27, 1999, part of the Registration Statement on Form S-1 (File No. 333-84011).

   (2) Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999.

   (3) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A of the Registrant heretofore filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

   In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Registrant will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to Data Return Corporation, 222 West Las Colinas Boulevard, Suite 450, Irving, Texas 75039, Attention: Chief Financial Officer.


Item 4.  Description of Securities.
         -------------------------

   Not applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

   Not Applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant has authority under Article 2.02A.(16) and 2.02-1 of the Texas Business Corporation Act (the "TBCA") to indemnify its directors and officers to the extent provided for in the TBCA. The Registrant's Restated Articles of Incorporation permit indemnification of directors and officers to the fullest extent permitted by law.

     The TBCA provides in part that a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that such person (i) conducted himself in good faith; (ii) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, and, in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that this conduct was unlawful. A corporation may indemnify a person under the TBCA against judgments, penalties, (including excise and similar taxes), fines, settlement, and reasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

     A corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding. Article Eight of the Registrant's Restated Articles of Incorporation provides that, to the fullest extent permitted by the TBCA as it exists or as it may be amended, no director shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director.

     The Registrant intends to obtain directors and officers liability insurance.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

   Not Applicable.


Item 8.  Exhibits.
         --------

   The following documents are filed as exhibits to this Registration Statement:

     4.1 1999 Long-Term Incentive Plan (filed as Exhibit 10.9 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-84011) and incorporated herein by reference).

     4.2 1998 Stock Option Plan (filed as Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-84011) and incorporated by reference).

     4.3 Employment Agreement effective as of January 15, 1998, between Data Return Corporation and Michael S. Shiff (filed as Exhibit 10.13 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-84011) and incorporated by reference).

     5.1  Opinion of Mark Gunnin, Vice President - General Counsel.

     23.1 Consent of Mark Gunnin (included in the opinion filed as Exhibit 5.1 of this Registration Statement).

     23.2 Consent of Ernst & Young LLP.

     24.1 Power of Attorney (included on signature page of this Registration Statement).


Item 9.  Undertakings.
         ------------

        The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving and State of Texas on the 23rd day of December, 1999.

                                DATA RETURN CORPORATION



                                By: /s/ Sunny C. Vanderbeck
                                    --------------------------------------------
                                    Sunny C. Vanderbeck,
                                    Chief Executive Officer and Chairman of the
                                     Board


                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Data Return Corporation, a Texas corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Sunny C. Vanderbeck and Stuart A. Walker, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                             Title                  Date
                ---------                             -----                  ----

                                               Chief Executive Officer
/s/ Sunny C. Vanderbeck                        and Chairman of the     December 23, 1999
------------------------------------------
Sunny C. Vanderbeck                             Board (principal
                                                executive officer)



                                               President, Chief
/s/ Michelle R. Chambers                       Operating Officer and    December 23, 1999
-----------------------------------------      Director
Michelle R. Chambers


                                                Vice President -- Chief
                                                Technical Officer      December 23, 1999
/s/ Jason A. Lochhead
-----------------------------------------
Jason A. Lochhead



         /s/ Stuart A. Walker                       Vice President - Chief
-----------------------------------------           Financial Office and           December 23, 1999
           Stuart A. Walker                         Treasurer




         /s/ Nathan Landow                          Director                       December 23, 1999
----------------------------------------
           Nathan Landow


         /s/ T. Geir Ramleth                        Director                       December 23, 1999
----------------------------------------
           T. Geir Ramleth


                               INDEX TO EXHIBITS

Exhibit Number  Exhibit
--------------  -------

4.1 1999 Long-Term Incentive Plan (filed as Exhibit 10.9 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-84011) and incorporated herein by reference).

4.2 1998 Stock Option Plan (filed as Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-84011) and incorporated by reference).

4.3 Employment Agreement effective as of January 15, 1998, between Data Return Corporation and Michael S. Shiff (filed as Exhibit 10.13 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-84011) and incorporated by reference).

5.1  Opinion of Mark Gunnin, Vice President - General Counsel.

23.1 Consent of Mark Gunnin (included in the opinion filed as Exhibit 5.1 of this Registration Statement)

23.2 Consent of Ernst & Young LLP.

24.1 Power of Attorney (included on signature page of this Registration
          Statement)